UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Verisk Analytics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Verisk Analytics, Inc.

545 Washington Boulevard

Jersey City, NJ 07310

Notice of Change of Location and Time

of

Annual Meeting of Shareholders

When:	May 20, 2020 4:00PM ET

Where:	Virtual-only meeting at: www.virtualshareholdermeeting.com/VRSK2020

May 8, 2020

To Our Shareholders:

This Notice of Change of Location and Time (the “Notice”) provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Verisk Analytics, Inc. (“Verisk” or the “Company”). On April 3, 2020, Verisk commenced distribution to its shareholders of its proxy materials for the Annual Meeting, filed with the U.S. Securities and Exchange Commission that same day. This Notice should be read in conjunction with those proxy materials.

On May 8, 2020, Verisk issued a press release announcing that its Annual Meeting will be held in a virtual format as a live audio webcast rather than as an in-person event. Verisk is shifting to a virtual format as a precautionary measure for the health and well-being of employees, shareholders and the community in light of the COVID-19 pandemic.

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders of Verisk Analytics, Inc. will be held virtually on Wednesday, May 20, 2020, at 4:00 pm E.T., instead of the previously announce time of 8:00 am E.T. in the proxy statement. The virtual meeting can be accessed at www.virtualshareholdermeeting.com/VRSK2020. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on March 23, 2020. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/VRSK2020, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. We encourage you to access the meeting 15 minutes in advance of the designated start time to allow time for you to log-in and test your device’s audio system.

You may ask questions and vote during the Annual Meeting by following the instructions available on the meeting website. Verisk encourages all shareholders to vote in advance of the Annual Meeting – even if you plan to join the audio web cast - by using one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in meeting location or start time and may continue to be used to vote your shares in connection with the Annual Meeting.

Very truly yours,

Kenneth E. Thompson
Executive Vice President, General
Counsel and Corporate Secretary

*****

The Annual Meeting of Shareholders on May 20, 2020 at 4:00 pm E.T. will be accessible at:

www.virtualshareholdermeeting.com/VRSK2020.

Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at:

www.proxyvote.com.

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